Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2017 relating to the financial statements, which appears in Nabriva Therapeutics plc’s (formerly known as Nabriva Therapeutics AG) Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Alexandra Rester
Austrian Certified Public Accountant

PwC Wirtschaftsprüfung GmbH

Vienna, Austria
October 31, 2018